                                                                    Exhibit 4.19

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SUPPLEMENTAL INDENTURE


                            Dated as of May 1, 1997

                                      To

                    Indenture of Mortgage and Deed of Trust

                            Dated as of May 1, 1921

                             ---------------------

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                                      TO

                        BANKERS TRUST COMPANY, Trustee

                             ---------------------

                  1997 Series A Bonds, Due November 21, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                Supplemental Indenture, Dated as of May 1, 1997

                               TABLE OF CONTENTS

                                                                                                                             Page
Parties.........................................................................................................................2
Recitals........................................................................................................................2
Granting Clause.................................................................................................................4
Habendum........................................................................................................................5
Grant in Trust..................................................................................................................5

                                                            ARTICLE 1.
                                           FORM AND PROVISIONS OF BONDS OF 1997 SERIES A

SECTION 1.01.   Designation; Amount.............................................................................................5
SECTION 1.02.   Form of Bonds of 1997 Series A..................................................................................6
SECTION 1.03.   Provisions of Bonds of 1997 Series A; Interest Accrual; Effect of Payment on Credit Borrowings..................6
SECTION 1.04.   Transfer and Exchange of Bonds of 1997 Series A; Agent as Registered Holder: Restriction on Transfer of Bonds of
                1997 Series A...................................................................................................7
SECTION 1.05.   Conditions under which 1997 Series A Bond Not Entitled to Benefits of Mortgage..................................8
SECTION 1.06.   Sinking and Improvement Fund....................................................................................8

                                                            ARTICLE 2.
                                                REPAYMENT OF BONDS OF 1997 SERIES A

SECTION 2.01.   Repayment Upon Repayment of Credit Borrowings...................................................................8

                                                            ARTICLE 3.
                                                           MISCELLANEOUS

SECTION 3.01.   Benefits of Supplemental Indenture and Bonds of 1997 Series A...................................................9
SECTION 3.02.   Effect of Table of Contents and Headings........................................................................9
SECTION 3.03.   Counterparts....................................................................................................9
SECTION 3.04.   Payment Due on Holidays.........................................................................................9


TESTIMONIUM....................................................................................................................10
SIGNATURES.....................................................................................................................10
ACKNOWLEDGMENTS................................................................................................................11

SCHEDULE A - Form of Bond of 1997 Series A Form of Trustee's Certificate

           SUPPLEMENTAL INDENTURE, dated as of the first day of May, 1997, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the "Company"), and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called the "Trustee").

           WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty-five Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936,
December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955,
January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January
1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March
1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978,
September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987,
October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989 , December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994,
February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996 and January 1, 1997 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and (ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,484,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

           WHEREAS, pursuant to the Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), the Company and Western Massachusetts Electric Company ("WMECO"), the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended and restated, herein called the "Credit Agreement"), the Company has the right, upon meeting the conditions thereof, to obtain up to $313,750,000 of Advances (as that term and all other capitalized terms used but not otherwise defined in this Supplemental Indenture are defined in the Credit Agreement) under the Credit Agreement; and

           WHEREAS, in consideration of the line of credit being provided by the Banks under the Credit Agreement and pursuant to the provisions thereof, the Company has agreed to issue $225,000,000 principal amount of its First and Refunding Mortgage Bonds, 1997 Series A (hereinafter generally referred to as the "1997 Series A Bonds" or the "bonds of 1997 Series A") to evidence and secure the Company's obligation under the Credit Agreement to repay Advances as provided in the Credit Agreement, to provide security for the borrowings by the Company under the Credit Agreement and to secure the Company's obligation to pay the Facility Fee under Section 2.02(b) of the Credit Agreement; provided however
                                                                -------- -------
that such obligation shall not exceed $410,000 (the "Facility Fee Obligation"); and

           WHEREAS, pursuant to the terms of the Credit Agreement the entire $225,000,000 principal amount of the 1997 Series A Bonds shall be made available to the Agent as potential collateral for the aggregate unpaid principal amount of Advances to the Company outstanding from time to time under the Credit Agreement, plus the Facility Fee Obligation, together with accrued and unpaid interest thereon then payable by the Company thereunder (collectively, as of any time for determining same, the "Credit Borrowings"), it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage; and

           WHEREAS, in consideration of the Advances to be provided by the Lenders under the Credit Agreement, and pursuant to the provisions of the Credit Agreement, the Company has agreed to issue, and by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage has duly determined to create, to evidence and secure the Company's obligation under the Credit Agreement to make loan payments as aforesaid and to provide security for the Credit Borrowings, a further series of bonds under the Mortgage, the 1997 Series A Bonds, to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, including terms and provisions with respect to maturity, interest payment, interest rate and repayment as provided herein Bonds, such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof;

           WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not exceeding Two Hundred Twenty-Five Million Dollars ($225,000,000) in aggregate principal amount of bonds of 1997 Series A and other necessary actions have been duly authorized by the Board of Directors of the Company;

           WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 1997 Series A and to confirm the lien of the Mortgage on the property referred to below, all as permitted by Section 14.01 of the Mortgage Indenture; and

           WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 1997 Series A when executed by the Company and authenticated by the Trustee valid, binding and legal obligations of the Company have been authorized and performed;

           NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

           That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein. Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to therein or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

           TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

           Subject, however, to permitted liens, as defined in the Mortgage Indenture.

           IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

           And it is hereby covenanted that all such bonds of 1997 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

                                  ARTICLE 1.

                 FORM AND PROVISIONS OF BONDS OF 1997 SERIES A

           SECTION 1.01. Designation; Amount. The bonds of 1997 Series A shall be designated "First and Refunding Mortgage Bonds, 1997 Series A" and, subject to Section 2.08 of the Mortgage Indenture, shall not exceed Two Hundred Twenty-Five Million Dollars ($225,000,000) in aggregate principal amount at any one time outstanding. The initial issue of the bonds of 1997 Series A may be effected upon compliance with the applicable provisions of the Mortgage Indenture.

           SECTION 1.02. Form of Bonds of 1997 Series A. The bonds of 1997 Series A shall be issued only in fully registered form without coupons in denominations of One Thousand Dollars ($1,000) and multiples thereof.

           The bonds of 1997 Series A and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

           SECTION 1.03. Provisions of Bonds of 1997 Series A; Interest Accrual; Effect of Payment on Credit Borrowings. The bonds of 1997 Series A shall mature on November 21, 1999 and, subject to the provisions of the Credit Agreement, shall bear interest, payable on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the bonds of 1997 Series A), until the Company's obligation in respect of the principal thereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the bonds of 1997 Series A; provided, however, that
                                                        --------  -------
in no event shall the interest rate payable on the 1997 Series A Bonds exceed 11%; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1997 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If, pursuant to the Credit Agreement, the Company's right to obtain Advances thereunder shall be terminated and all or any portion of the principal of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the bonds of 1997 Series A, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the bonds of 1997 Series A shall be repayable in whole or in part according to the terms and provisions provided herein in Article 2.

           Subject to the provisions of the Credit Agreement and subject to the Company's right to repay Advances and thereafter obtain new Advances, in each case collateralized by 1997 Series A Bonds, thereunder, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1997 Series A shall be satisfied and discharged, when and to the extent, that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage. Unless the Trustee shall have received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

           Each bond of 1997 Series A shall be dated as of May 30, 1997 and shall bear interest on the principal amount thereof as provided herein and in the Credit Agreement.

           Subject to the provisions of the Credit Agreement, the person in whose name any bond of 1997 Series A is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of the bonds of 1997 Series A not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the day next preceding such interest payment date, or if such day shall not be a Business Day, the next preceding day which shall be a Business Day.

           SECTION 1.04. Transfer and Exchange of Bonds of 1997 Series A; Agent as Registered Holder: Restriction on Transfer of Bonds of 1997 Series A. The bonds of 1997 Series A may be surrendered for registration of transfer as provided in Section 2.06 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 1997 Series A of other authorized denominations. Notwithstanding the provisions of Section 2.06 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of 1997 Series A or for the exchange of any bonds of 1997 Series A for such bonds of other authorized denominations.

           The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A., as Collateral Agent for the benefit of the several Lenders and, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement.

           SECTION 1.05. Conditions under which 1997 Series A Bond Not Entitled to Benefits of Mortgage. As provided in the Credit Agreement, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, (i) the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time; (ii) at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time; and (iii) to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage.

           SECTION 1.06. Sinking and Improvement Fund. Each holder of a bond of 1997 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage Indenture which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as provided for in Section 6.14 thereof.

                                  ARTICLE 2.

                      REPAYMENT OF BONDS OF 1997 SERIES A

           SECTION 2.01. Repayment Upon Repayment of Credit Borrowings. In the event that the Credit Agreement is (i) terminated in its entirety with respect to the Company and the Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged, or (ii) amended to reduce the aggregate principal amount of Advances which the Company may obtain thereunder (the Company's "Borrower Sublimit"), bonds of the 1997 Series A, in a principal amount equal to the amount by which the then outstanding 1997 Series A Bonds exceed the sum of the Company's Borrower Sublimit plus the Facility Fee Obligation, shall be deemed paid and all obligations of the Company hereunder and thereunder with respect to such principal amount of 1997 Series A Bonds shall be deemed satisfied and discharged. Except as provided herein, the 1997 Series A Bonds shall not be redeemable.

                                  ARTICLE 3.

                                 MISCELLANEOUS

           SECTION 3.01. Benefits of Supplemental Indenture and Bonds of 1997 Series A. Nothing in this Supplemental Indenture, or in the bonds of 1997 Series A, expressed or implied, is intended or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

           SECTION 3.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

           SECTION 3.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

           SECTION 3.04. Payment Due on Holidays. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

           IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by an Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by an Assistant Treasurer, as of the day and year first above written.

                                            THE CONNECTICUT LIGHT AND
                                            POWER COMPANY
Attest:

/s/ Theresa H. Allsop                       By: /s/ John B. Keane
------------------------------                  -------------------------
Theresa H. Allsop                               John B. Keane
Assistant Secretary                             Vice President and Treasurer

(SEAL)                                      Signed, sealed and delivered
                                             in the presence of:

                                            /s/ Shelley Peters
                                            -------------------------------

                                            /s/ Tracy A. DeCredico
                                            -------------------------------


STATE OF CONNECTICUT  )
                      )   ss: BERLIN
COUNTY OF HARTFORD    )

           On this 23rd day of May, 1997, before me, Deborah A. Tawrel, the undersigned officer, personally appeared John B. Keane and Theresa H. Allsop, who acknowledged themselves to be Vice President and Treasurer and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and Treasurer and Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Treasurer and Assistant Secretary, and as their free act and deed.

           IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/ Deborah A. Tawrel
                                        -----------------------------------
                                        Deborah A. Tawrel
                                        Notary Public
                                        My commission expires: December 31, 2000

(NOTARIAL SEAL)

                                       BANKERS TRUST COMPANY
Attest:

/s/ Scott Thiel                        /s/ James McDonough
------------------------------         ------------------------------------
Name:  Scott Thiel                     Name:  James McDonough
Title: Assistant Vice President        Title: Vice President

(SEAL)                                 Signed, sealed and delivered in the
                                       presence of:

                                       /s/ Gina Evangelista
                                       ------------------------------------

                                       /s/ Dale Murarsh
                                       ------------------------------------


STATE OF NEW YORK    )
                     )   ss:  NEW YORK
COUNTY OF NEW YORK   )

           On this 27th day of May, 1997, before me, Sharon V. Alston, the undersigned officer, personally appeared James McDonough and Scott Thiel, who acknowledged themselves to be a Vice President and an Assistant Vice President, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Vice President and such Assistant Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Vice President, and as their free act and deed.

           IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                       /s/ Sharon V. Alston
                                       ------------------------------------
                                       Name: Sharon V. Alston
                                       Notary Public, State of New York
                                       No. 31-4966275
                                       Qualified in New York County
                                       Commission Expires: May 7, 1998

(NOTARIAL SEAL)

                                  SCHEDULE A

                       (FORM OF BONDS OF 1997 Series A)

               THIS BOND IS TRANSFERABLE ONLY AS PROVIDED HEREIN

No.                                                         $

                    THE CONNECTICUT LIGHT AND POWER COMPANY

            Incorporated under the Laws of the State of Connecticut

               FIRST AND REFUNDING MORTGAGE BOND, 1997 Series A

                        PRINCIPAL DUE NOVEMBER 21, 1999


           FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company) hereby promises to pay to CITIBANK, N.A., or registered assigns, in each case as Collateral Agent for the benefit of the several Lenders (as such terms and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement referred to on the reverse hereof), the principal sum of _______________ or, if less, the aggregate Credit Borrowings (as herein defined) outstanding on November 21, 1999 or any earlier date on or as of which the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall be terminated and all or any portion of the unpaid principal of Advances shall become or be declared immediately due and payable. Credit Borrowings means the aggregate unpaid principal amount of Advances to the Company outstanding under the Credit Agreement plus the Facility Fee Obligation (as said term is defined in the Supplemental Indenture establishing the terms and conditions of bonds of this Series) together with accrued and unpaid interest thereon then payable by the Company thereunder. The Company further agrees to pay interest on said sum on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the bonds of 1997 Series A), until the Company's obligation in respect of the principal hereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the bonds of 1997 Series A; provided, however, that in no event shall the
                            --------  -------
interest rate payable on the 1997 Series A Bonds exceed 11%. The bonds of 1997 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1997 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If, pursuant to the Credit Agreement, the Company's right to obtain Advances thereunder shall be terminated and all or any portion of the principal of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the bonds of 1997 Series A, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the bonds of 1997 Series A shall be repayable in whole or in part according to the terms and provisions provided in Article 2 of the Supplemental Indenture establishing the terms and conditions of bonds of this Series.

           Subject to the provisions of the Credit Agreement anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1997 Series A shall be satisfied and discharged, when and to the extent that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage. Unless the Trustee shall have received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

           Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such day shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

           Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

           This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage (as defined on the reverse hereof), generally called the Trustee), or by such a successor.

           IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its Vice President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Assistant Secretary.

Dated as of ____________ __, 1997.

                                       THE CONNECTICUT LIGHT AND POWER COMPANY

                                       By
                                         -------------------------------------
                                         Name:
                                         Title: Vice President

                                       Attest:


                                       ---------------------------------------
                                         Name:
                                         Title: Assistant Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

           Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

                                       BANKERS TRUST COMPANY, TRUSTEE


                                       By
                                         ----------------------------------
                                         Name:
                                         Title: Authorized Officer

                                [FORM OF BOND]

                                   [REVERSE]

                    THE CONNECTICUT LIGHT AND POWER COMPANY

               FIRST AND REFUNDING MORTGAGE BOND, 1997 Series A

           This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Two Hundred Twenty-Five Million Dollars ($225,000,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage Bonds, 1997 Series A," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and by sixty-six Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September
1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944,
September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961,
September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968,
December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1,
1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October
1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986,
April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1,
1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1,
1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1,
1997 and May 1, 1997 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage (other than the last sentence of the next paragraph and Section 1.03 of the Supplemental Indenture establishing the terms and conditions of the bonds of this Series) shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided.

           This bond, together with all other bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to a Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), the Company and Western Massachusetts Electric Company ("WMECO"), the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent, as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended, herein called the "Credit Agreement"), it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage.

           The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A., as Collateral Agent for the benefit of the several Lenders and, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

           This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

           In the event that the Credit Agreement is terminated and all Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged. Except as provided in the Supplemental Indenture establishing the terms and conditions of bonds of this Series, the 1997 Series A Bonds shall not be redeemable.

           The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

           As set forth in the Supplemental Indenture establishing the terms and conditions of the bonds of this Series, each holder of this bond, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as set forth in
Section 6.14 of the Mortgage.

           If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this series, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this series.

           No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.